SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report August 5, 2004

(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707

(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041

(Registrant’s telephone number, including area code)

Item 5.	Other Events

Press release on the following article:

Contact:	Kimberly A. DeBra	August 5, 2004
	VP/Corporate Communications	With Photo
& Marketing
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

Ann Diamondstone Joins First Northern Bank

Focus will be on Roseville and Granite Bay Markets

Robert M. Walker, Senior Vice President/Branch Administrator today announced that Ann Diamondstone has joined First Northern Bank as Vice President/Business Services Officer. Ann will be responsible for business development and relationship management in Roseville, Granite Bay and the surrounding communities. First Northern Bank is currently in lease negotiations and plans to open a full service branch in Roseville very soon. The Bank has been serving the Placer County market for the past three years through its real estate loan production office located near Sunrise and Douglas Boulevards in Roseville.

Ann’s 20+ years of experience in the financial services industry includes branch and relationship management, sales, customer service and branch operations. Prior to joining First Northern Bank, Ann was most recently employed with Bank of America in Roseville as Vice President/Banking Center Manager. In that position, she was responsible for managing sales in the areas of residential real estate loans, business and consumer checking accounts, savings and investment accounts and bankcards.

Ann has won numerous awards and accolades surrounding her high level of sales productivity and customer satisfaction. She has a reputation for dedicated community involvement and is a member of the Roseville Chamber of Commerce. Ann resides in Roseville with her husband Raymond. Ann can be reached on her office phone at (916) 787-8511 or by cell phone at (916) 803-3595.

First Northern Bank, a wholly-owned subsidiary of First Northern Community Bancorp (FNRN), was established in 1910 and is a community based bank with branch offices strategically located to serve businesses and individuals in the communities of Dixon, Davis, Fairfield, Sacramento, Suisun City, Vacaville, West Sacramento, Winters, and Woodland. The Bank has Real Estate Loan Offices in Davis, Vacaville, Woodland, El Dorado Hills and Roseville, and an SBA Loan Department and Asset Management & Trust Department in Sacramento. First Northern offers a wide range of SBA, real estate, commercial, agricultural and consumer loans, as well as a full array of non-FDIC insured investment and brokerage products and services. The Bank can be found on the Web at www.thatsmybank.com.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First Northern’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. First Northern disclaims any intent or obligation to update these forward-looking statements.

XXX

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004	First Northern Community Bancorp (Registrant)

/s/ Louise A. Walker
	By:	Louise A. Walker
Senior Vice President Chief Financial Officer